Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Overview

On March 16, 2021, the Board of the Directors of Compass Minerals International, Inc. ("Compass Minerals" or the "Company") approved a plan to sell the Company’s South America chemicals and specialty plant nutrition businesses, investment in Fermavi Eletroquímica Ltda. (“Fermavi”) and North America micronutrient business (collectively, the “Specialty Businesses”). The Company concluded that the Specialty Businesses met the criteria for classification as held for sale upon receiving approval from its Board of Directors to sell the Specialty Businesses in the first quarter of 2021. In addition, the Company believes there is a single disposal plan representing a strategic shift that will have a material effect on its operations and financial results. Consequently, as of March 31, 2021, the Specialty Businesses were presented in the Company's financial statements as assets and liabilities held for sale and discontinued operations in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP"). Further, the Specialty Businesses are considered a group of related businesses, and therefore will be considered in the aggregate when evaluating the significance tests under Rule 1-02(w) of Regulation S-X.

On May 4, 2021, the Company completed the sale of a component of its North America micronutrient business to a subsidiary of Koch Industries. The sale of this business individually did not meet the significance tests under Rule 1-02(w) of Regulation S-X.

On July 1, 2021, the Company completed the sale of its South America specialty plant nutrition business, with the sale of 100% of the issued and outstanding quotas of Compass Minerals América do Sul Indústria e Comércio Ltda., a Brazilian limited liability company and subsidiary of the Company, to a subsidiary of ICL Group Ltd.

On June 28, 2021, the Company entered into an agreement to sell its investment in Fermavi for R$45 million Brazilian reais, or approximately $8.0 million U.S. dollars (including R$30 million Brazilian reais of deferred purchase price, or approximately $5.3 million U.S. dollars). The pending Fermavi sale is subject to the satisfaction of closing conditions, including receipt of necessary governmental approvals. The sale of the Company's South America chemicals business has not yet been completed; however, the prior-announced sale process is ongoing. The Company has determined that the dispositions of its investment in Fermavi and its South America chemicals business are probable. As a result, the Company has aggregated the results of the Specialty Businesses within the following unaudited pro forma financial information.

Basis of Presentation

The following unaudited pro forma consolidated financial statements are based on the historical consolidated statements of the Company as reported under U.S. GAAP and have been adjusted to give effect to pro forma adjustments related to the sales of the Specialty Businesses, including the sale of the North America micronutrient business, the sale of the South America specialty plant nutrition business, the pending sale of the Company's investment in Fermavi and the probable disposition of the Company's South America chemicals business (collectively, the "Transactions"). The Consolidated Balance Sheet as of March 31, 2021, and the Consolidated Statement of Operations for the three months ended March 31, 2021, and the twelve months ended December 31, 2020, 2019 and 2018, are disaggregated to show consolidated amounts, discontinued operations and continuing operations amounts in separate columns.

The unaudited pro forma consolidated Statements of Operations for the three months ended March 31, 2021, and the year ended December 31, 2020, give effect to the Transactions as if they had occurred on January 1, 2020. The unaudited pro forma consolidated balance sheet as of March 31, 2021, gives effect to the Transactions as if they had occurred on March 31, 2021. The pro forma consolidated financial information does not necessarily reflect what the Company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The pro-forma adjustments noted below are subject to change based upon actual account balances after translation at or after the closing of the ongoing sales processes, finalization of estimated proceeds, finalization of working capital and net indebtedness adjustments, among other things.

The unaudited pro forma consolidated financial statements reflect certain assumptions and adjustments that the Company’s management believes are reasonable under the circumstances and as of the date of the Company's Amendment to Current Report on Form 8-K, filed with the Securities and Exchange Commission (the "SEC") on July 8, 2021. Therefore, actual adjustments may differ from the pro forma adjustments. However, management believes the pro forma assumptions provide a reasonable basis for presenting significant effects of the Transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited consolidated pro forma financial statements.

The unaudited pro forma consolidated financial statements and accompanying notes have been provided for informational purposes only and do not purport to project the future financial position or operating results that the Company would have reported had the Transactions been completed as of the dates set forth in these unaudited pro forma consolidated financial statements, and is not necessarily indicative of the future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the unaudited pro forma consolidated financial statements for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma consolidated financial statements and actual amounts. The financial information should be read in conjunction with the accompanying notes to the unaudited consolidated pro forma financial statements.

The unaudited consolidated pro forma financial statements and accompanying notes have been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the following:

•Audited consolidated financial statements of the Company as of and for the year ended December 31, 2020, and the accompanying notes, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020;
•Unaudited consolidated financial statements of the Company as of and for the three months ended March 31, 2021, and the accompanying notes, which are included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;
•The Company’s Current Report on Form 8-K, filed with the SEC on March 24, 2021, including the exhibits thereto, which describes the South America specialty plant nutrition business sale;
•The Company’s Current Report on Form 8-K, filed with the SEC on April 8, 2021, including the exhibits thereto, which describes the North America micronutrient business sale;
•The Company’s Current Report on Form 8-K, filed with SEC on May 4, 2021, including the exhibit thereto, which describes the completion of the North America micronutrient business sale; and
•The Company’s Current Report on Form 8-K, filed with the SEC on July 1, 2021, including the exhibits thereto, which describes the completion of the South America specialty plant nutrition business sale.

COMPASS MINERALS INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of March 31, 2021
(Unaudited, in millions, except share and per share data)

	Consolidated	Discontinued Operations	Continuing Operations Historical	Pro Forma Adjustments	Notes	Pro Forma Continuing Operations
ASSETS
Current assets:
Cash and cash equivalents	$63.6	$20.8	$42.8	$113.4	(a)	$156.2
Receivables, less allowance for doubtful accounts	269.9	111.3	158.6	—		158.6
Inventories	292.4	72.5	219.9	—		219.9
Other	60.7	11.7	49.0	13.2	(b)	62.2
Total current assets	686.6	216.3	470.3	126.6		596.9
Property, plant and equipment, net	948.3	103.3	845.0	—		845.0
Intangible assets, net	80.8	30.9	49.9	—		49.9
Goodwill	264.0	207.6	56.4	—		56.4
Other	(74.7)	(219.3)	144.6	4.0	(c)	148.6
Total assets	$1,905.0	$338.8	$1,566.2	$130.6		$1,696.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$67.2	$67.2	$—	$—		$—
Accounts payable	153.5	48.9	104.6	—		104.6
Accrued salaries and wages	29.1	13.1	16.0	—		16.0
Income taxes payable	0.6	—	0.6	9.2	(d)	9.8
Accrued interest	15.8	1.7	14.1	—		14.1
Accrued expenses and other current liabilities	65.4	6.6	58.8	—		58.8
Total current liabilities	331.6	137.5	194.1	9.2		203.3
Long-term debt, net of current portion	1,211.1	27.1	1,184.0	(300.0)	(e)	884.0
Deferred income taxes, net	86.6	25.8	60.8	—		60.8
Other noncurrent liabilities	152.4	8.9	143.5	—		143.5
Inter-segment liability	—	139.5	(139.5)	139.5	(f)	—
Commitments and contingencies
Stockholders’ equity:
Common stock: $0.01 par value, 200,000,000 authorized shares	0.4	—	0.4	—		0.4
Additional paid-in capital	131.3	—	131.3	—		131.3
Treasury stock, at cost — 1,390,182 shares	(4.4)	—	(4.4)	—		(4.4)
Retained earnings	319.5	—	319.5	25.1	(g)	344.6
Accumulated other comprehensive loss	(323.5)	—	(323.5)	256.8	(h)	(66.7)
Total stockholders’ equity	123.3	—	123.3	281.9		405.2
Total liabilities and stockholders’ equity	$1,905.0	$338.8	$1,566.2	$130.6		$1,696.8

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

COMPASS MINERALS INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2021
(Unaudited, in millions, except share data)

	Consolidated	Discontinued Operations	Continuing Operations Historical	Pro Forma Adjustments	Notes	Pro Forma Continuing Operations
Sales	$511.4	$85.4	$426.0	$—		$426.0
Shipping and handling cost	127.0	3.8	123.2	—		123.2
Product cost	269.6	62.8	206.8	—		206.8
Gross profit	114.8	18.8	96.0	—		96.0
Selling, general and administrative expenses	45.9	13.5	32.4	—		32.4
Operating earnings	68.9	5.3	63.6	—		63.6

Other expense (income):
Interest expense	17.4	1.7	15.7	(1.6)	(i)	14.1
Loss on foreign exchange	6.4	4.3	2.1	—		2.1
Loss on impairment	255.2	255.2	—	—		—
Other, net	(0.1)	(0.4)	0.3	—		0.3
(Loss) earnings before income taxes	(210.0)	(255.5)	45.5	1.6		47.1
Income tax expense	13.6	1.0	12.6	0.4	(j)	13.0
Net (loss) earnings	$(223.6)	$(256.5)	$32.9	$1.2		$34.1

Basic net (loss) earnings per common share	$(6.59)	$(7.55)	$0.96			$0.99
Diluted net (loss) earnings per common share	$(6.60)	$(7.55)	$0.95			$0.99

Weighted-average common shares outstanding (in thousands):
Basic	33,974		33,974			33,974
Diluted	34,012		34,012			34,012

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

COMPASS MINERALS INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2020
(Unaudited, in millions, except share and per share data)

	Consolidated Historical	Discontinued Operations	Continuing Operations	Pro Forma Adjustments	Notes	Pro Forma Continuing Operations
Sales	$1,373.5	$365.8	$1,007.7	$—		$1,007.7
Shipping and handling cost	266.6	16.1	250.5	—		250.5
Product cost	794.6	253.5	541.1	—		541.1
Gross profit	312.3	96.2	216.1	—		216.1
Selling, general and administrative expenses	171.8	54.9	116.9	—		116.9
Operating earnings	140.5	41.3	99.2	—		99.2
Other expense (income):
Interest expense	71.2	8.5	62.7	(6.3)	(i)	56.4
Net earnings in equity investee	(1.4)	(1.4)	—	—		—
(Gain) loss on foreign exchange	(0.4)	4.2	(4.6)	—		(4.6)
Other, net	(0.1)	(0.4)	0.3	—		0.3
Earnings before income taxes	71.2	30.4	40.8	6.3		47.1
Income tax expense	11.7	10.7	1.0	1.6	(j)	2.6
Net earnings	$59.5	$19.7	$39.8	$4.7		$44.5
Basic net earnings per common share	$1.72	$0.58	$1.14			$1.28
Diluted net earnings per common share	$1.72	$0.59	$1.13			$1.27
Weighted-average common shares outstanding (in thousands):
Basic	33,928		33,928			33,928
Diluted	33,928		33,928			33,928

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

COMPASS MINERALS INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2019
(Unaudited, in millions, except share and per share data)

	Consolidated Historical	Discontinued Operations	Continuing Operations
Sales	$1,490.5	$404.1	$1,086.4
Shipping and handling cost	312.5	17.8	294.7
Product cost	841.2	288.8	552.4
Gross profit	336.8	97.5	239.3
Selling, general and administrative expenses	173.2	60.4	112.8
Operating earnings	163.6	37.1	126.5
Other expense (income):
Interest expense	68.4	10.1	58.3
Net earnings in equity investee	(0.7)	(0.7)	—
Loss on foreign exchange	13.0	1.2	11.8
Other, net	(1.7)	(1.8)	0.1
Earnings before income taxes	84.6	28.3	56.3
Income tax expense	22.1	8.2	13.9
Net earnings	$62.5	$20.1	$42.4
Basic net earnings per common share	$1.82	$0.59	$1.23
Diluted net earnings per common share	$1.81	$0.59	$1.22
Weighted-average common shares outstanding (in thousands):
Basic	33,882		33,882
Diluted	33,882		33,882

COMPASS MINERALS INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2018
(Unaudited, in millions, except share and per share data)

	Consolidated Historical	Discontinued Operations	Continuing Operations
Sales	$1,493.6	$412.6	$1,081.0
Shipping and handling cost	320.0	19.7	300.3
Product cost	879.7	285.2	594.5
Gross profit	293.9	107.7	186.2
Selling, general and administrative expenses	163.6	59.2	104.4
Operating earnings	130.3	48.5	81.8
Other expense (income):
Interest expense	62.5	11.2	51.3
Net earnings in equity investee	(1.0)	(1.0)	—
(Gain) loss on foreign exchange	(5.8)	4.6	(10.4)
Other, net	(3.0)	(1.2)	(1.8)
Earnings before income taxes	77.6	34.9	42.7
Income tax expense	8.8	2.9	5.9
Net earnings	$68.8	$32.0	$36.8
Basic net earnings per common share	$2.02	$0.95	$1.07
Diluted net earnings per common share	$2.02	$0.95	$1.07
Weighted-average common shares outstanding (in thousands):
Basic	33,848		33,848
Diluted	33,848		33,848

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

(a)Represents estimated net cash proceeds from the Transactions of $422.4 million, including $2.6 million in certain working capital adjustments and an adjustment of $106.6 million, primarily related to outstanding debt, with respect to the sale of the Company's South America specialty plant nutrition business. Pro forma adjustments also include a reduction of cash on the unaudited pro forma consolidated balance sheet for payment of an estimated $8.0 million of aggregate transaction costs payable upon closing of each of the Transactions. The estimated cash proceeds reflected in the March 31, 2021, unaudited pro forma Consolidated Balance Sheet will likely be different from the actual cash proceeds received from the Transactions due to differences in the exchange rate for the Brazilian real, actual cash proceeds received for the Fermavi investment, actual cash proceeds received for the South America chemical business and other items which will be finalized at or after the closing of each of the Transactions.

Pro forma adjustment represents the estimated net cash proceeds from the Transactions, which includes the following (in millions):

March 31, 2021
Estimated proceeds from North America micronutrient business	$56.7
Estimated proceeds from South America specialty plant nutrition business	290.4
Estimated proceeds from South America chemical business (pending signed sale agreement and closing of transaction)	72.6
Estimated proceeds from Fermavi investment (pending satisfaction of sale agreement closing conditions)	2.7
Payments of long-term debt related to the credit agreement	(300.0)
Transaction costs	(8.0)
Cash bonuses	(1.0)
Net estimated cash received	$113.4

(b)Represents an estimated $11.9 million earn-out payment in connection with the sale of the South America plant nutrition business and the current portion of the deferred purchase price receivable with respect to the pending sale of the Fermavi investment of $1.3 million. The earn-out payment is subject to the achievement of certain full-year 2021 EBITDA performance targets, as described in the purchase and sale agreement for the Company's South America plant nutrition business.

(c)Represents the noncurrent portion of the deferred purchase price receivable from the buyer with respect to the pending sale of the Fermavi investment of $4.0 million.

(d)Represents the estimated tax impact of the Transactions at statutory rates.

(e)Represents the intended use of the estimated net proceeds for payment on the Company's indebtedness under its credit agreement.

(f)Represents the elimination of the assets and liabilities associated with the Transactions. As of March 31, 2021, total assets and total liabilities included in the Transactions were classified as held for sale and discontinued operations in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

(g)Represents the estimated net effect of the net proceeds received had the Transactions closed on March 31, 2021, partially offset by the net book value of the Specialty Businesses, and the related cumulative translation adjustment, and the estimated payment of cash bonuses related to the Transactions. The estimated gain is subject to finalization and is not included in the adjustments in the unaudited pro forma Consolidated Statement of Operations as it represents a non-recurring item that results directly from the Transactions.

Pro forma adjustment represent the estimated net impact on retained earnings from the Transactions consisting of the following (in millions):

March 31, 2021
Net estimated proceeds from the Transactions	$414.4
Receivables recognized from the Transactions	17.2
Net book value of the Specialty Businesses	(139.5)
Elimination of cumulative translation adjustment	(256.8)
Cash bonuses paid related to the Transactions	(1.0)
Tax impact	(9.2)
Net estimated impact on retained earnings	$25.1

(h)Reflects the elimination of the cumulative translation adjustment from the translation of foreign currencies into U.S. dollars.

(i)Represents the estimated interest expense savings resulting from the intended partial repayment of the Company's indebtedness using the estimated net proceeds from the Transactions as described herein. The estimated interest expense savings were derived using an interest rate of 2.1%, the weighted average interest rate on all borrowings outstanding under the term loan and revolving credit facility under the Company’s credit agreement as of March 31, 2021.

(j)Represents the estimated tax impact of the Transactions. In determining the tax rate to apply to the Transactions adjustments, the Company used a statutory rate of 26%.